UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2026

Tiptree Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 Steamboat Road 2nd Floor
Greenwich, Connecticut		06830
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 446-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TIPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the closing of the Merger (as defined in Item 2.01 below), certain subsidiaries of The Fortegra Group, Inc. (“Fortegra”), a Delaware corporation and subsidiary of Tiptree Inc. (“Tiptree”) entered into the following amendments and consents to existing credit facilities, each dated March 11, 2026 and each becoming operative on the Closing Date (as defined in Item 2.01 below), immediately upon the consummation of the Merger.

South Bay Acceptance Corporation (“SBAC”) and South Bay Funding LLC, each a subsidiary of Fortegra, entered into that certain Limited Consent to Amended and Restated Credit Agreement (the “South Bay Consent”) with the lenders party thereto and Fifth Third Bank, National Association, as administrative agent, which provides for (a) consent under the Amended and Restated Credit Agreement, dated as of October 6, 2023 (as amended, including by the South Bay Consent, the “South Bay Credit Agreement”), to the change of control resulting from the consummation of the Merger, and (b) consent to or the waiver of any Default or Event of Default (each as defined in the South Bay Credit Agreement) arising from a “going concern” qualification as a result of the impending maturity of the Obligations (as defined in the South Bay Credit Agreement) under the South Bay Credit Agreement in the audit opinion on SBAC’s consolidated financial statements for the fiscal year ended December 31, 2025.

Fortegra Financial Corporation, LOTS Intermediate Co. and Fortegra (the “FFC Borrowers”) entered into that certain Second Amendment to Second Amended and Restated Credit Agreement (the “FFC Amendment”) with the guarantors party thereto, the lenders party thereto and Fifth Third Bank, National Association, as administrative agent, which provides for, among other things, (a) consent under the Second Amended and Restated Credit Agreement, dated as of October 21, 2022 (as amended, including by the FFC Amendment, the “FFC Credit Agreement”), to the change of control resulting from the consummation of the Merger, and (b) an amendment to the definition of “Permitted Holders” to include DB Insurance Co., Ltd., incorporated and existing under the laws of the Republic of Korea (“Purchaser”), as a Permitted Holder (as defined in the FFC Credit Agreement) following the consummation of the Merger.

In connection with each of the South Bay Consent and the FFC Amendment, the applicable borrowers paid to each consenting lender a fee in an amount equal to a percentage of such lender’s commitment under the applicable credit agreement.

The foregoing descriptions of the South Bay Consent and the FFC Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

The South Bay Consent and the FFC Amendment were entered into in connection with the Merger described in Item 2.01 below, which description is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Merger, Tiptree Holdings LLC (“Tiptree Holdings”), a subsidiary of Tiptree, repaid in full all outstanding obligations under the Credit Agreement, dated as of February 7, 2025 (the “Fortress Credit Agreement”), by and among Tiptree, as parent, Tiptree Holdings, the lenders party thereto and Fortress Credit Corp., as administrative agent and collateral agent. After giving effect to such repayment, all obligations under the Fortress Credit Agreement (other than unasserted contingent or indemnity obligations that by their nature survive termination) were discharged, all security interests and liens in any collateral were released, and the Fortress Credit Agreement and all related credit documents were terminated.

The termination of the Fortress Credit Agreement was effected in connection with the Merger described in Item 2.01 below, which description is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K filed by Tiptree with the Securities and Exchange Commission (the “SEC”) on September 26, 2025 (the “September 26 Current Report”), on September 26, 2025, Tiptree entered into an Agreement and Plan of Merger (as amended, the “Merger Agreement”) with Purchaser, and Fortegra. DB Insurance North America Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Purchaser (“Merger Sub”) was subsequently incorporated in Delaware and, on April 8, 2026, executed a joinder to the Merger Agreement to become a party thereto. Pursuant to the Merger Agreement, Purchaser acquired Fortegra for a purchase price of $1.65 billion in cash (subject to certain adjustments set forth in the Merger Agreement) by means of a merger of Merger Sub with and into Fortegra, with Fortegra surviving the Merger (the “Surviving Corporation”) as a wholly owned subsidiary of Purchaser (the “Merger”), as more fully described in Tiptree’s definitive proxy statement filed with the SEC on October 31, 2025.

Furthermore, as disclosed in the Current Report on Form 8-K filed by Tiptree with the SEC on December 4, 2025, at a special meeting of Tiptree’s stockholders held on December 3, 2025, the stockholders approved the Merger and the other transactions contemplated by the Merger Agreement, as such Merger may constitute a “transfer of assets” of Tiptree under Section 3-105 of the Maryland General Corporation Law.

As disclosed in the Current Report on Form 8-K filed by Tiptree with the SEC on April 30, 2026 (the “April 30 Current Report”), on April 28, 2026, Tiptree, Purchaser, Merger Sub and Fortegra entered into Amendment No. 1 to the Agreement and Plan of Merger (the “Amendment”), which, among other things, removed the approval and/or non-disapproval from the New York State Department of Financial Services (the “NYDFS”) of the proposed acquisition of SBAC as a condition to the closing of the Merger (the “Closing”) and provided for the surrender by SBAC of its premium finance agency license issued by the NYDFS.

Closing of the Merger

On May 29, 2026 (the “Closing Date”), Tiptree completed the Closing. Pursuant to the terms of the Merger Agreement, the “Aggregate Closing Purchase Price” for the Merger was an amount equal to $1.65 billion in cash, less certain categories of payments, liabilities and obligations of Fortegra and its subsidiaries to related parties of Tiptree and Fortegra (as more fully defined in the Merger Agreement) after June 30, 2025 and at or prior to Closing (“Leakage”), the Series A Aggregate Liquidation Preference (as defined in the Merger Agreement) and the “Leakage Reserve Holdback Amount” of $8 million. The Aggregate Closing Purchase Price payable for the benefit of Tiptree at the Closing was approximately $1.08 billion.

At Closing, the Aggregate Closing Purchase Price was delivered by Purchaser, together with the Leakage Reserve Holdback Amount and certain other amounts payable pursuant to the Merger Agreement, to the paying agent for disbursement to the Eligible Holders (as defined in the Merger Agreement), including Tiptree, in accordance with the terms of the Merger Agreement. Separately, the Leakage Reserve Holdback Amount was deposited by Purchaser into a segregated escrow account, to satisfy any additional Leakage amounts that may be identified by Purchaser during the four-month period following the Closing.

The above description of the Merger Agreement and the Merger is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which was included as Exhibit 10.1 to the September 26 Current Report, as amended by the Amendment, a copy of which was included as Exhibit 2.1 to the April 30 Current Report, and the terms of each of which are incorporated in this Current Report on Form 8-K (this “Current Report”) by reference.

Tiptree classified Fortegra as held-for-sale in its consolidated balance sheets and classified the related operating results, net of income tax, as discontinued operations in its consolidated statements of operations in its Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 9, 2026 and its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2026, filed with the SEC on April 30, 2026. Consequently, pro forma financial statements, which give effect to the disposition of Fortegra, are not required to be filed with this Current Report.

Item 8.01 Other Events.

On May 29, 2026, Tiptree issued a press release announcing the Closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Limited Consent to Amended and Restated Credit Agreement, dated as of March 11, 2026, by and among South Bay Acceptance Corporation, South Bay Funding LLC, the lenders party thereto and Fifth Third Bank, National Association, as administrative agent.

10.2

Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 11, 2026, by and among Fortegra Financial Corporation, LOTS Intermediate Co., The Fortegra Group, Inc., the guarantors party thereto, the lenders party thereto and Fifth Third Bank, National Association, as administrative agent.

99.1	Press release, dated May 29, 2026, announcing the Closing of the Merger.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tiptree Inc.

Date:	May 29, 2026	By:	/s/ Michael G. Barnes
		Name:	Michael G. Barnes
		Title:	Chairman and Chief Executive Officer